Exhibit 16.1

Deloitte & Touche LLP

Suite 2000
191 Peachtree Street NE
Atlanta, GA 30303-1943
USA

Tel: +1 404 220 1500
www.deloitte.com
August 19, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Morris Publishing Group LLC's Form 8-K dated August 16, 2011, and we have the following comments:

1. We agree with the statements made in paragraphs 1 and 3 through 12.

2. We have no basis on which to agree or disagree with the statement made in paragraph 2.

Yours truly,

/S/ Deloitte & Touche LLP

Deloitte & Touche LLP